UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01           REGULATION FD DISCLOSURE.

SEARCHLIGHT GOLD PROJECT

On January 29, 2007, the Company announced that it has received the initial results of metallurgical testing conducted by its independent mining consultants Arrakis, Inc (“Arrakis”) on chain-of-custody surface samples collected from the Company’s Searchlight Gold Project in southern Nevada.

Metallurgical testing by Arrakis using the process of total digestion has consistently revealed a feed grade of 0.37 ounces per ton (opt) gold or better in the Searchlight Project samples. Preliminary tests indicate that the “head” ore grade may be concentrated. Metallurgical extraction, using autoclave leaching, has been successful in extracting 80% of the gold into solution. Work is continuing to optimize these processes and finalize a potential commercial extraction protocol for the Searchlight Gold Project. Once this is completed, drilling for reserves is expected to determine the commercial feasibility of the project.

The table below provides an overview of the results from hundreds of metallurgical tests completed, to date, by independent mining consultants Arrakis:

Chain of Custody Results Summary

COC Tests (SP4)	Feed Grade Gold (opt)**	Extracted Grade Gold (opt)**	Leach Method
Bench Leach Tests
SP4 – 500grams	0.58	0.24 – 0.42	48 hr Leach
SP4 – 50lbs head Con 1 Con 2	0.54 1.56 0.93	0.36 0.75	96 hr leach 96 hr leach

Bulk Leach Tests
BL1 - 1,000 lbs	0.58	0.25	48 hr Leach
BL2 - 1,000 lbs	0.58	0.22	48 hr Leach
BL3 – 9,000 lbs head 1,674 lbs cons	0.90	0.21	72 hr Leach

Autoclave Tests
TP2-12 – 200 grams	0.34 – 0.39	0.03 – 0.26	1.5 hr Autoclave
TP8 – 200 grams TP9 (TP8 tails) Total	0.37	0.16 0.14 0.30	1.5 hr Autoclave 1.5 hr Autoclave 3.0 hr Autoclave

* Gold analysis was performed by Arrakis, Inc. under chain-of-custody parameters. Analysis of all head ore samples was done by 3 acid digestion in a Milestone Ethos Plus microwave sample digester and analyzed by a Perkin Elmer 5100 graphite furnace atomic adsorption (GFAA) system with Zeeman background correction. Pregnant solutions from all bench and bulk tests were analyzed for Au using calibration blanks and standards corrected with matching sample matrix to the specific solution being read.
** Feed Grade is the initial gold content in the sample. Extracted Grade is the amount of gold leached into solution.

Discussion of Work Program

The Company has been working on the Searchlight property for the past 20 months. In May 2005, Arrakis, Inc., a Denver-based independent mining consultancy that specializes in refractory or problematic gold ore extraction techniques, was engaged by the Company, to collect preliminary chain-of-custody (“COC”) surface samples from the Searchlight property (located near Searchlight, NV) and analyze such samples for gold content. Results of the surface samples are provided below:

Surface Sample I.D.	Feed Grade Au (opt)
SS5	0.39
SS6	0.48
SS7	0.55
SS8	0.69

While the feed grade of the preliminary samples indicated significant gold content, the grade recovered into solution from sample SS8 in a somewhat standard bottle roll leach test approximated 0.19 opt gold.

Following this initial sampling, Arrakis tested a variety of bench scale leach methods in order to improve extraction of the gold. The bench testing and optimization of leach conditions improved the extraction efficiency to 72% and outlined a protocol for bulk leach testing. To further the work program, six tons of COC bulk samples were collected from the Searchlight property on September 14, 2005. Results from analyses of the bulk samples were as follows:

Bulk Test I.D.	Feed Grade Au (opt)	Extracted Grade Au (opt)
BL 1	0.58	0.25
BL 2	0.58	0.22
BL 3	0.90	0.21

“While the bulk test did not optimize extraction of the gold from the ore, it demonstrated that metal can be produced from this refractory ore and that analytical techniques now exist to allow the optimization of its recovery,” stated Jim Murray, President of Arrakis Inc. “While more work is required to optimize and define the recovery process, results to date indicate the potential for an economically viable precious metal resource. Information developed from the extensive bench and bulk scale test activities should allow process optimization to proceed more rapidly, subject to quantifying the deposit size and quality through a drilling program.”

Arrakis has begun work on examining pressure leaching via autoclave to enhance both the kinetics and extraction efficiency of gold from solution. A series of 11 autoclave tests were conducted at John E. Litz & Associates using 200-gram samples in a Parr 1 liter pressure reactor. Solution analysis was completed by Arrakis, Inc. The results of such tests are summarized in the following table:

Autoclave Test I.D.	Feed Grade Au (opt)	Extracted Grade Au (opt)
TP2	0.37	0.07
TP3	0.39	0.08
TP4	0.38	0.03
TP5	0.37	0.15
TP6	0.34	0.19
TP7	0.37	0.03
TP8	0.37	0.16

TP9	0.37	0.14
TP10	0.37	0.23
TP11	0.37	0.26
TP12	0.37	0.15

All samples approximated 200 grams in 1 liter of solution. Leach time for all samples approximated 90 min and the sample for TP7 was dead roasted prior to leaching.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated January 29, 2007 announcing Searchlight Gold Project analysis results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: February 2, 2007
	By:	/s/ Carl S. Ager

CARL S. AGER
Secretary and Treasurer